ADDENDUM

This is an addendum to the Convertible Note, dated July 14, 2014, issued by the maker, OICCO Acquisition IV Inc., now known as VapAria Corporation, to the payee, Artemisa Holdings, Inc., in the principal amount of US $40,000, at the annual interest rate of 10% and payable on September 1, 2014 (the "Note").

On September 1, 2014, the parties agreed to extend the maturity date of the note from September 1, 2014 to December 1, 2014, upon the same terms and conditions set forth in the Note.

Then on December 1, 2014, the parties agreed to extend the maturity date on the Note to December 31, 2015, upon the same terms and conditions set forth in the Note.

Then, on December 31, 2105, the parties agreed to extend the maturity date on the Note to July 31, 2016, upon the same terms and conditions set forth in the Note.

Then, on July 31, 2016, the parties agreed to extend the maturity date on the Note to December 31, 2016, upon the same terms and conditions set forth in the Note.

Then on December 31, 2016, the parties agreed to extend the maturity date on the Note to August 31, 2017, upon the same terms and conditions set forth in the Note.

NOW, as of the date below, the parties have agreed to extend the maturity date on the Note to December 31, 2017, with all terms and conditions of the Note remaining in full force and effect.

Dated: August 16, 2017

Maker: VapAria Corporation

By:______________________________

William P. Bartkowski
President and COO

Payee: Artemisa Holdings

By:______________________________

Gary Spaniak